UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 6, 2022 (June 30, 2022)

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin	001-7635	39-0667110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street         Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:         (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	TWIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01         Entry into a Material Definitive Agreement.

On June 30, 2022, Twin Disc, Incorporated (the “Company”) entered into Amendment No. 9 to Credit Agreement (the “Ninth Amendment”) that amends and extends the Credit Agreement dated as of June 29, 2018, as amended (the “Credit Agreement”) between the Company and BMO Harris Bank, N.A. (the “Bank”). Capitalized terms in this Current Report that are not otherwise defined herein are defined in the Credit Agreement, as amended.

Pursuant to the Credit Agreement, as in effect prior to the Ninth Amendment, the Bank made a Term Loan to the Company in the principal amount of $20,000,000, and the Company may, from time to time prior to the maturity date, enter into Revolving Loans in amounts not to exceed, in the aggregate and subject to a Borrowing Base, $40,000,000 (the "Revolving Credit Commitment").  The Credit Agreement also allows the Company to obtain Letters of Credit from the Bank, which if drawn upon by the beneficiary thereof and paid by the Bank, would become Revolving Loans.

The Ninth Amendment extended the Credit Agreement through June 30, 2025.  Prior to the Ninth Amendment, the Credit Agreement was scheduled to terminate as of June 30, 2023.

The Ninth Amendment also formally terminated the January 27, 2021 forbearance agreement between the Bank and the Company (as amended, the "Forbearance Agreement"), which had been entered into because the Company had not been in compliance with a requirement to maintain a minimum EBITDA of $2,500,000 for the three fiscal quarters ended as of December 25, 2020.  The Bank also waived the Company's compliance with the minimum EBITDA requirements under the Credit Agreement and any Event of Default associated with the Company's noncompliance with the minimum EBITDA requirements.

The Ninth Agreement also replaced LIBOR-based interest rates with different benchmark rates based on the secured overnight financing rate ("SOFR") or the euro interbank offered rate (the "EURIBO Rate").  Loans under the Credit Agreement are designated either as "SOFR Loans," which accrue interest at an Adjusted Term SOFR plus an Applicable Margin, or "Eurodollar Loans," which accrue interest at the EURIBO Rate plus an Applicable Margin.  Amounts drawn on a Letter of Credit that are not timely reimbursed to the Bank bear interest at a Base Rate plus an Applicable Margin.  The Company also pays a commitment fee on the average daily Unused Revolving Credit Commitment equal to an Applicable Margin.

The Ninth Amendment also reduced the Applicable Margins from the rates that had been in effect during the period of the Forbearance Agreement.  During the period covered by the Forbearance Agreement, the Applicable Margins for Revolving Loans, Term Loans, and the Unused Revolving Credit Commitment were 3.25%, 3.875%, and .20%, respectively.  Under the Ninth Amendment, the Applicable Margins are between 1.25% and 2.75% for Revolving Loans and Letters of Credit; 1.375% and 2.875% for Term Loans; and .10% and .15% for the Unused Revolving Credit Commitment (each depending on the Company's Total Funded Debt to EBITDA ratio).

The Ninth Amendment also revised the Company's financial covenants under the Credit Agreement.  The Company's Total Funded Debt to EBITDA ratio (for which the Bank provided relief during period covered by the Forbearance Agreement) may not exceed 3.50 to 1.00, and the Company's Fixed Charge Coverage Ratio may not be less than 1.10 to 1.00.  The Company's Tangible Net Worth may not be less than $100,000,000 plus 50% of positive Net Income for each fiscal year ending on or after June 30, 2023.  In addition, the Company is no longer required to provide the Bank with monthly forecasts of its financial statements or monthly reports on the Company's six-month backlog.

The above description of the Ninth Amendment is qualified in its entirety by reference to Amendment No. 9 to Credit Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Amendment No. 9 to June 29, 2018 Credit Agreement between Twin Disc, Incorporated and BMO Harris Bank, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2022	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary